Exhibit 99.1

April 16, 2026	OTCQB: SVBL, TSX: SVB

SILVER BULL PROVIDES UPDATE ON ITS ARBITRATION CASE AGAINST MEXICO AND VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS

VANCOUVER, British Columbia – Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) is pleased to provide an update for its Arbitration case against the United States of Mexico (“Mexico”) and the voting results of the annual meeting of shareholders (“AGM”).

ARBTIRATION UPDATE

As previously reported, the Company commenced international arbitration proceedings against Mexico under the United States–Mexico–Canada Agreement (“USMCA”) and the North American Free Trade Agreement (“NAFTA”). The arbitration was initiated under the Convention on the Settlement of Investment Disputes between States and Nationals of Other States process, which falls under the auspices of the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”), to which Mexico is a signatory.

The arbitration arises from Mexico's actions and omissions with respect to the illegal blockade of Silver Bull’s Sierra Mojada Project, which commenced in September 2019, and remains ongoing.

As directed by the Arbitration Tribunal, upon completion of the hearing on October 10, 2025, in Washington, D.C., the Company and Mexico (the “Parties”) provided their Post-Hearing Briefs on November 21, 2025. The Parties then filed their submissions on costs on December 5, 2025, and updated submission on costs on April 13, 2026.

The Tribunal has now advised the Parties that it will render its final award, in both English and Spanish, by the end of May 2026.

Silver Bull is represented in these proceedings by Boies Schiller Flexner LLP, a leading international law firm with extensive experience in investor-state arbitration and is financially supported by Bench Walk Advisors LLC via a Litigation Funding Agreement for up to US$9.5 million to finance the case and the running of the Company.

AGM VOTING RESULTS

The following are the detailed voting results of the proposals considered at its annual meeting of shareholders held earlier today (April 16, 2026) (the “Meeting”). A total of 12,021,655 or 24.4% of the Company’s issued and outstanding shares were represented at the Meeting.

The following nominees, as listed in Silver Bull’s proxy statement, were re-elected as directors of the Company:

Director	Votes For	%	Withheld Votes	%
Brian Edgar	6,326,616	98.3%	110,896	1.7%
Timothy Barry	6,326,620	98.3%	110,892	1.7%
David Underwood	6,337,859	98.5%	99,653	1.6%
William Matlack	6,326,501	98.3%	111,011	1.7%

Additionally, the Company’s shareholders ratified and approved the appointment of Manning Elliott LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending October 31, 2026 (11,856,726 or 99.6% voted “For”, 45,067 or 0.4% voted “Against” and 119,862 abstained from voting).

Full details of the proposals are fully described in the Company’s definitive proxy statement filed on February 24, 2026 on EDGAR at www.sec.gov. The proxy statement is also available on SEDAR+ at www.sedarplus.ca.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, MAusIMM CP(Geo)

President and Chief Executive Officer and Director

INVESTOR RELATIONS:

1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward looking statements: This news release may contain certain information that is forward-looking and is subject to important risks and uncertainties (such statements include statements regarding the final approval of the Private Placement by the Exchange and other statements implying a future state which are usually accompanied by words such as "anticipate", "expect", "believe", "may", "will", "should", "estimate", "intend" or other similar words). Any forward-looking statements in this document are intended to provide Silver Bull security holders and potential investors with information regarding Silver Bull, including management's assessment of Silver Bull’s future plans and financial outlook. Any forward-looking statements reflect Silver Bull's beliefs and assumptions based on information available at the time the statements were made and as such are not guarantees of future performance. As actual results could vary significantly from the forward-looking information, you should not put undue reliance on forward-looking information and should not use future-oriented information or financial outlooks for anything other than their intended purpose. There is no guarantee that the Company will be successful in obtaining Exchange approval in respect of the Private Placement, that any investors shall invest in the Private Placement on the terms outlined herein or at all. For additional information on the assumptions made, and the risks and uncertainties which could cause actual results to differ from the anticipated results, refer to the Company’s filings under Silver Bull’s profile on SEDAR+ at www.sedarplus.ca and with the U.S. Securities and Exchange Commission at www.sec.gov. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.